Exhibit 10.6

DEFERRED SHARE UNIT AGREEMENT
To:

Award Date:

You are hereby awarded, effective as of the date hereof, [        ] deferred share units (each a “DSU” and collectively the “DSUs”) each representing the right to receive one share of Stock of The Providence Service Corporation, a Delaware corporation (the “Company”), pursuant to, and subject to the terms of, the Company’s 2006 Long-Term Incentive Plan, as amended (the “Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
In addition to the terms, conditions, and restrictions set forth in the Plan, the following terms, conditions, and restrictions apply to the DSUs:

Restrictions and Forfeiture
The DSUs are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to your estate or upon your death. Any purported transfer in violation of this paragraph shall be void ab initio.

Vesting	The DSUs are fully vested as of the Award Date.
Settlement
Upon the earlier to occur of (i) a Change in Control and (ii) the tenth (10th) business day following the termination of your Continuous Service (or such other date or event as provided in an agreement between you and the Company in compliance with Section 409A) (the earlier of the dates referred to in clause (i) and (ii), the “Settlement Date”), any outstanding DSUs shall be settled into an equal number of shares of Stock. On the Settlement Date, the Company shall issue to you one share of Stock for each DSU, and, upon such issuance, your rights in respect of such DSU shall be extinguished.

Additional Conditions to Settlement
You will not receive shares of Stock in respect of your DSUs unless and until all of the following events occur and during the following periods of time:

(a) Until the shares of Stock are approved, registered and listed with such federal, state, local and foreign regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable, or the Company deems such shares of Stock to be exempted therefrom; or

(b) During any period of time which the Company deems that the issuance of the shares of Stock may violate a federal, state, local, or foreign law, rule or regulation, or any applicable securities exchange or listing rule or agreement, or may cause the Company to be legally obligated to issue or sell more shares of Stock than the Company is legally entitled to issue or sell.

Continuous Service
“Continuous Service,” as used herein, means the absence of any interruption or termination of your service to the Company or any Affiliate. If you are a service provider to an Affiliate of the Company, your service shall be deemed to have terminated on the date the Affiliate of which your service to such Affiliate of the Company terminates, unless on that date you become a service provider to the Company or another Affiliate of the Company. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or any then Affiliate of the Company. Your service shall not be deemed to have terminated if you are transferred from the Company to an Affiliate of the Company, or vice versa, or from one Company Affiliate to another Company Affiliate.

Dividend Equivalents and Voting
In the event that the Company pays a cash dividend in respect to shares of Stock following the Grant Date and prior to the applicable settlement date, there shall be credited to your account in respect of each outstanding DSU an amount equal to such per share dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the settlement of such related DSU and shall be forfeited upon the forfeiture of such related DSU. The Administrator may, in its discretion, determine, in connection with any such crediting, whether such crediting will be in cash, additional DSUs or other notional instrument; provided that in the absence of any such determination, such crediting will be in cash.   You will not have any voting rights on any DSUs.

Tax Withholdings
Upon the settlement of DSUs and (if applicable) delivery of cash in respect of any DSUs, you shall be obligated to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection therewith.

Representation
The following paragraph shall be applicable if, on the date of issuance of the shares of Stock, no registration statement and current prospectus under the Securities Act of 1933 covers the shares of Stock, and shall continue to be applicable for so long as such registration has not occurred and such current prospectus is not available:

The Participant hereby agrees, warrants and represents that [he/she] will acquire the shares of Stock to be issued hereunder for [his/her] own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Participant further agrees that [he/she] will not at any time make any offer, sale, transfer, pledge or other disposition of such shares of Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The Participant shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

The sole purpose of the agreements, warranties and representations set forth in the immediately preceding paragraph is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

Stock Dividend, Stock Split and Similar Capital Changes
In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this Agreement shall be appropriately adjusted in a manner to be determined in the sole discretion of the Administrator, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith.

Non‐Transferability	DSUs are not transferable.

No Effect on Status as a Service Provider
Nothing herein shall modify your status as an employee, director or other service provider of the Company or any of its Affiliates. Further, nothing herein guarantees your status as a service provider for any specified period of time. This means that either you or the Company or any of its Affiliates may terminate your service at any time for any reason, with or without cause, or for no reason. You recognize that, for instance, you may terminate your service or the Company or any of its Affiliates may terminate your service.

No Effect on Corporate Authority
You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Arbitration
Any dispute or disagreement between you and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement.

You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company.

Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

Governing Law; Compliance with Laws
The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws. No shares of Stock will be delivered to you unless counsel for the Company is satisfied that such delivery will be in compliance with all applicable laws. The Company reserves the right to impose other requirements on the Units, any Stock acquired or payment made pursuant to the DSUs, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable to comply with applicable laws. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

Notices
Any notice you give to the Company must be in writing and either hand‐delivered or mailed to the office of the General Counsel of the Company. If mailed, it should be addressed to the General Counsel of the Company at its then main headquarters. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand‐delivered or, if mailed, on the day such notice is postmarked.

Conflicting Terms	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

[Signature page follows]

Please sign the copy of this Deferred Share Unit Agreement and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

THE THE PROVIDENCE SERVICE CORPORATION
By:
Name:
Title:

ACKNOWLEDGEMENT

I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of the Deferred Share Unit Agreement. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of the Deferred Share Unit Agreement. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Deferred Share Unit Agreement. I accept this Deferred Share Unit Agreement in full satisfaction of any previous written or verbal promise made to me by the Company or any of its Affiliates with respect to option or stock grants.

Date: